Exhibit 21.1

SUBSIDIARIES OF ALAMO GROUP INC.

Name	Jurisdiction of Incorporation
Alamo Group (USA) Inc. (1)	Delaware
Alamo Group Europe Limited (1)	United Kingdom
Alamo Group (Canada) Inc. (1)	New Brunswick
Alamo Group Brazil I, Inc. (1)	Delaware
Alamo Group Brazil II, Inc. (1)	Delaware
Alamo Acquisition Corporation (2)	Delaware
Alamo Group (TX) Inc. (2)	Texas
Alamo Group Management Inc. (2)	Texas
Bush Hog, Inc. (2)	Delaware
Gradall Industries, Inc. (2)	Delaware
Henke Manufacturing Corporation (2)	Kansas
Herschel Parts, Inc. (2)	Nevada
Howard P. Fairfield LLC (2)	Delaware
Morbark Holdings Group, LLC (17)	Delaware
Morbark, LLC (15)	Michigan
Nite-Hawk Sweepers, LLC (2)	Washington
NP Real Estate Inc. (2)	Ohio
Old Dominion Brush Company, Inc. (2)	Delaware
Rayco Manufacturing, LLC (14)	Ohio
RhinoAg, Inc. (2)	Delaware
Schulte (USA) Inc. (2)	Florida
Schwarze Industries Australia PTY Ltd. (3)	Australia
Schwarze Industries, Inc. (2)	Alabama
Super Products LLC (2)	Delaware
Stellex Morbark Blocker, LLC (13)	Delaware
Stellex Morbark Splitter, LLC (16)	Delaware
Tenco Industries Inc. (2)	Delaware
Terrain King Corporation (2)	Nevada
Tiger Corporation (2)	Nevada
Wausau Equipment Company Inc. (2)	Delaware
ALG (HK) Limited (2)	Hong Kong
ALG (Beijing) Trading Co. Ltd. (9)	China
Bomford Turner Limited (4)	United Kingdom
Bomford & Evershed Ltd. (5)	United Kingdom
Bomford Turner (1954) Limited. (5)	United Kingdom
Kellands Agricultural Ltd. (4)	United Kingdom
McConnel Ltd. (4)	United Kingdom
Spearhead Machinery Ltd. (4)	United Kingdom
Turner International (ENG) Ltd. (5)	United Kingdom
Twose of Tiverton Ltd. (5)	United Kingdom
Alamo Group (FR) SAS (4)	France
SMA Faucheux SAS (6)	France
Forges Gorce SAS (6)	France
Rivard SAS (6)	France
Rousseau SAS (6)	France

ALSA Alamo Legal Services and Advice (6)	France
Schulte Industries Ltd. (7)	New Brunswick
Tenco Inc. (7)	New Brunswick
Everest Equipment Co. (7)	Nova Scotia
Super Products Canada Inc. (7)	Alberta
Denis Cimaf Inc. (14)	Quebec
Fieldquip PTY Ltd. (10)	Australia
Herder Implementos e Maquinas Agricolas Ltda. (12)	Brazil
Santa Izabel Agro Industria Ltda. (11)	Brazil
Alamo Group Netherlands Holding B.V. (4)	The Netherlands
Dutch Power Company B.V. (18)	The Netherlands
Conver B.V. (19)	The Netherlands
Herder B.V.. (19)	The Netherlands
Roberine B.V. (19)	The Netherlands
DPC Maschinen Vertrieb GMBH (19)	Germany
_____________________

(1)	100% owned by Alamo Group Inc.
(2)	100% owned by Alamo Group (USA) Inc.
(3)	100% owned by Schwarze Industries, Inc.
(4)	100% owned by Alamo Group (Europe) Limited
(5)	100% owned by Bomford Turner Limited
(6)	100% owned by Alamo Group (FR) SAS
(7)	100% owned by Alamo Group (Canada) Inc.
(8)	100% owned by SMA SAS
(9)	100% owned by ALG (HK) Limited
(10)	100% owned by Schwarze Industries Australia PTY Ltd.
(11)	90% owned by Alamo Group Brazil I, Inc. 10% owned by Alamo Group Brazil II, Inc.
(12)	99.99% owned by Santa Izabel Agro Industria Ltda. 00.01% owned by Brazil 1, Inc.
(13)	100% owned by Alamo Acquisition Corporation
(14)	100% owned by Morbark, LLC.
(15)	100% owned by Morbark Holdings Group, LLC
(16)	87% Alamo Acquisition Corporation & 13% Owned by Stellex Morbarck Blocker LLC
(17)	87% owner Stellex Morbark Splitter LP & 13% owner Alamo Acquisition Corporation
(18)	100% owned by Alamo Group Netherlands Holding B.V.
(19)	100% owned by Dutch Power Company B.V.
(20)	100% owned by Denis Cimaf Inc.